Exhibit (c)(3)

STRICTLY CONFIDENTIAL Project Bald Eagle Discussion Materials for the Special Committee of the Board of Directors of Empire Resorts, Inc August 6, 2019

STRICTLY CONFIDENTIAL Table of Contents I. Executive Summary 3 II. Framing the Analysis & Initial Observations 5 III. Analysis of the Joint Proposal 10 IV. Preliminary Overview of Cash Flow Scenarios 14 A. Management Base Case 16 B. Management Base Case + Management Agreement 20 V. Conclusion 24 Appendices A. Illustrative Timelines 27 B. MOC Covenant Analysis 30 C. KH / Genting Malaysia Offer Assumptions 32 D. Term Loan Holders List 34

STRICTLY CONFIDENTIAL Disclaimer This presentation has been prepared by Moelis & Company LLC (“Moelis”) for exclusive use of the Special Committee of the Board of Directors of Empire Resorts Inc. (the “Company”) in considering the transaction described herein based on information provided by the Company and upon information from third party sources. Moelis has not assumed any responsibility for independently verifying the accuracy of such information, and disclaims any liability with respect to the information herein. In this presentation, Moelis, at the Company’s direction, has used certain projections, forecasts or other forward-looking statements with– respect to the Company and/or other parties involved in the transaction which were provided to Moelis by the Company and/or such other parties and which Moelis has assumed, at the Company’s direction, were prepared based on the best available estimates and judgments of the management of the Company and/or such other parties as to the future performance of the Company and/or such other parties. This presentation is provided as of the date hereof and Moelis assumes no obligation to update it or correct any information herein. This presentation is solely for informational purposes. This presentation is not intended to provide the sole basis for any decision on any transaction and is not a recommendation with respect to any transaction. The recipient should make its own independent business decision based on all other information, advice and the recipient’s own judgment. This presentation is not an offer to sell or a solicitation of an offer to buy any business, security, option, commodity, future, loan or currency. It is not a commitment to underwrite any security, to loan any funds or to make any investment. Moelis does not offer tax, accounting, actuarial or legal advice. Absent Moelis’ prior written consent, this material, whether in whole or in part, may not be copied, photocopied, or duplicated in any form by any means, or redistributed. Moelis and its related investment banking entities provide mergers and acquisitions, recapitalization, restructuring, corporate finance and other financial advisory services to clients and affiliates of Moelis provide investment management services to clients. Personnel of Moelis or such affiliates may make statements or provide advice that is contrary to information included in this material. The proprietary interests of Moelis or its affiliates may conflict with your interests. In addition, Moelis and its affiliates and their personnel may from time to time have positions in or effect transactions in securities referred to in this material (or derivatives of such securities), or serve as a director of companies referred to in this presentation. Moelis and its affiliates may have advised, may seek to advise and may in the future advise or invest in companies referred to in this presentation. [ 2 ]

STRICTLY CONFIDENTIAL I. Executive Summary

STRICTLY CONFIDENTIAL Executive Summary The following presentation is intended to provide the Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of Empire Resorts, Inc. (“Empire” or the “Company”) with an update on the Company’s liquidity and proposal received from Kien Huat Realty III Limited (“Kien Huat”) and Genting Malaysia Berhad (“Genting Malaysia”) on August 5th, 2019 (the “Joint Offer”) ï,§ Following Moelis’ presentations to the Board in March, May and June 2019, Moelis has continued to work with Empire’s Management team to evaluate the near-term cash flows of the business – Based on the latest forecasts from Management, MOC will not be able to meet its financial obligations without the Company drawing on the Kien Huat 2018 Preferred Stock Commitment (the “KH Preferred”) and contributing the proceeds of the draw to MOC – The KH Preferred was recently restructured, accelerating a portion of the draw into June in order to allow the Company to have the money necessary to contribute to MOC for MOC to make certain interest and amortization payments ï,§ On June 25th, 2019, the Special Committee received a letter from Kien Huat which indicated its willingness to entertain an invitation from the Company to acquire all outstanding equity of the Company not already owned by Kien Huat 3⁄4 The Letter further indicated that, at this time, Kien Huat did not intend to provide further equity or debt financing to the Company, beyond its obligations under the KH Preferred, while the Company remains a public company ï,§ On August 5th, 2019, Empire received the Joint Proposal to acquire all outstanding equity of Empire not owned by Kien Huat or its affiliates in a merger for a cash payment of $9.74 per share of common stock (1.9% premium to the closing price as of August 2nd, 2019) ï,§ The following presentation lays out (a) Empire’s near-term cash flow situation, (b) a proposed response to the Joint Offer and (c) a summary of potential options to address near-term dates related to the MOC capital structure ï,§ Key upcoming dates are: –1 August 29, 2019: Q2 2019 financial statement due to MOC lenders –2 August 30 – September 4, 2019: interest payments due to MOC lenders (5-day grace period) –3 August 31 – September 9, 2019: 10-Day Window to Exercise the “Equity Cure” for any Financial Covenant Breach(es) [ 4 ] Source: Kien Huat Joint Proposal Letter and Term Sheet (received August 5th 2019)

STRICTLY CONFIDENTIAL II. Framing the Analysis & Initial Observations

STRICTLY CONFIDENTIAL Framing the Analysis & Initial Observations Key Terms of the Joint Offer The below highlights the key terms of the Joint Offer ACQUIRERS ï,§ Kien Huat Realty III Limited (“Kien Huat”) ï,§ Genting Malaysia Berhad (through its subsidiary Genting (USA) Limited) (“Genting Malaysia”) OFFER PRICE ï,§ $9.74 per share in cash 3⁄4 Represents a premium of 1.9% to the closing price as of August 2nd, 2019 PRO FORMA ï,§ 51% by Kien Huat OWNERSHIP ï,§ 49% by Genting Malaysia REQUIRED ï,§ Approval by the Special Committee APPROVALS ï,§ Approval by holders of a majority of the votes represented by the outstanding shares of Common Stock and Series B Preferred Stock not owned by the Acquirers, or their affiliates and associates and executive management ï,§ (a) the completion of due diligence, including financial, legal, accounting, tax and business and operations diligence, with results satisfactory to us in our sole discretion; ï,§ (b) the negotiation and execution of mutually acceptable definitive transaction documentation; CONDITIONS ï,§ (c) successfully obtaining all required or advisable regulatory approvals including, without limitation, any required approvals under the New York State Gaming Commission; ï,§ (d) satisfaction of any other applicable regulatory or stock exchange requirements; and ï,§ (e) such other terms and conditions as are usual and customary in comparable transactions FINANCING ï,§ Cash provided by Kien Huat and Genting Malaysia or their respective affiliated entities OTHER ï,§ Acquirers are not willing to sell any equity to a third-party and would not vote in favor of any alternative transactions [ 6 ] Source: Kien Huat Joint Proposal Letter and Term Sheet (received August 5th 2019)

STRICTLY CONFIDENTIAL

Framing the Analysis & Initial Observations

Overview of Management's Financial Scenarios

MOELIS & COMPANY

The below provides an overview of the two scenarios presented herein

1 MANAGEMENT BASE CASE

- EBITDA projected to increase from ~$4mm ('19E) to ~$37mm ('23E) as RWC property stabilizes
- Labor reduction initiatives in 2020E to result in ~$14mm of savings
  - These savings are partially offset by the ~$6mm increase in wages due to labor contract
- Marketing Expenses to drop by 10% from 2020E due to cost saving initiatives
- Retail Sportsbook revenues ramp up to $12mm by 2023E
- Online Sportsbook projected to come online in January 2021E and set to contribute $15mm and $26mm in EBITDA in 2022E and 2023E, respectively

ENDING CASH POSITION (POST-KH DRAW) – EMPIRE RESORTS (FULLY CONSOLIDATED)


($ millions)
$5.3
$11.6
$12.2
$7.7
$5.6
$16.9
$10.1
$8.2
($7.4)
($11.4)
($11.9)
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Apr-20

2 BASE CASE + MANAGEMENT AGREEMENT CASE

- <u>**The potential Management Agreement with RWNY is projected to commence in January 2020**</u>
- Incremental gross revenues of $23mm ('20E), $24mm ('21E), $25mm ('22E) and $26mm ('23E)
  - Growth entirely attributable to table and slot revenue (50/50 split)
- Additional labor savings of ~$10mm from combined New York regional leadership and support departments
- Includes a $8-10mm annual payment to RWNY for operating the venue
- Other expenses held constant at same percentage of Net Revenue as in Management Base Case

ENDING CASH POSITION (POST-KH DRAW) – EMPIRE RESORTS (FULLY CONSOLIDATED)


($ millions)
$5.3
$11.6
$12.2
$7.7
$5.6
$16.9
$10.1
$9.1
($5.6)
($8.7)
($8.4)
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Apr-20

Near-term liquidity summaries <u>exclude</u> the impact of a new VLT facility and downstate casino openings

Source: Project Bald Eagle Financial Model; financial projections and all underlying assumptions per Empire Resorts Management. Financial projections are subject to change by management
Note: Assumes servicing of TLA, TLB and Revolver Obligations

[7]

STRICTLY CONFIDENTIAL

Framing the Analysis & Initial Observations

Empire Resorts Cash Flow Profile

MOELIS & COMPANY

The below highlights the liquidity profile of Empire Resorts (excluding MOC) and its potential contributions to MOC

PROJECTED CASH POSITION – EMPIRE RESORTS (STAND-ALONE)


($ in 000s)
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
-
Ending Cash Position (Post Contribution to MOC)
Ending Cash Position (Without Contribution to MOC)
MOC Draw: $15mm
On or After Aug 15th
MOC Draw: $37mm
On or After Nov 15th
$54,702
$2,331
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20

CASH FLOW BUILD – EMPIRE RESORTS (STAND-ALONE)

	Fiscal Year 2019E						Fiscal Year 2020E		
($ in 000s)	July	August	September	October	November	December	January	February	March
EBITDA	**($715)**	**($745)**	**($701)**	**($754)**	**($694)**	**($710)**	**($734)**	**($734)**	**($734)**
(-) Bangkok Bank Loan	(160)	(160)	(155)	(161)	(156)	(161)	(162)	(152)	(162)
Cash to Balance Sheet	**($874)**	**($905)**	**($856)**	**($915)**	**($850)**	**($872)**	**($896)**	**($886)**	**($896)**
Cash									
Beginning Cash Position	$11,172	$10,298	$9,393	$8,537	$7,623	$6,773	$5,010	$4,113	$3,227
(-) Cash to Balance Sheet	(874)	(905)	(856)	(915)	(850)	(872)	(896)	(886)	(896)
(+) KH Preferred Draw	-	15,000	-	-	37,000	-	-	-	-
(-) KH Preferred Funding Fee[1]	-	(150)	-	-	(370)	-	-	-	-
Ending Cash Position (Pre-MOC Draw)	**$10,298**	**$24,243**	**$8,537**	**$7,623**	**$43,403**	**$5,901**	**$4,113**	**$3,227**	**$2,331**
(-) MOC Contribution	-	(14,850)	-	-	(36,630)	-	-	-	-
Ending Cash Position	**$10,298**	**$9,393**	**$8,537**	**$7,623**	**$6,773**	**$5,901**	**$4,113**	**$3,227**	**$2,331**

Source: Project Bald Eagle Financial Model; financial projections and all underlying assumptions per Empire Resorts Management. Financial projections are subject to change by management

1. Commitment fee of 1% on amount drawn

[8]

STRICTLY CONFIDENTIAL Framing the Analysis & Initial Observations MOC Capital Requirement ï,§ Based on the latest projections from management, MOC will require funding from Empire to cover: 3⁄4 Term loan / revolver interest expense 3⁄4 Equipment loan interest expense 3⁄4 Equipment loan amortization payments; and 3⁄4 Provide an equity cure for a covenant breach ï,§ In order to assess the ultimate cash needs from MOC, we have looked at the payment timing for each payment, which is summarized in the following table PAYMENT NAME AMOUNT DUE DATE DUE OUTSIDE PAYMENT DATE TL/Revolver Interest Payment $14,314,647 August 30th September 4th Equipment Loan Interest Payment $20,5281 (equity cure window) / Every Thursday Every Thursday $254,450 (August) Equipment Loan Amortization Payment $220,9111 (equity cure window) / Every Thursday Every Thursday $1,184,790 (August) ï,§ Additionally, we looked at the Q2 equity cure, which will require $10.7mm and can be made starting August 30th and up until the window closes on September 9th ï,§ Given the overlap of the equity cure window and the payment windows for payments totaling $14.3mm, a portion of the payments due can be funded with the equity cure In order to satisfy MOC’s creditors for the month of August, Empire will need to make total payments to MOC of $14.3mm Source: Project Bald Eagle Financial Model; financial projections and all underlying assumptions per Empire Resorts Management. Financial projections are subject to change by management 1. Equipment loan amortization paydown of $220,911 and interest expense of $20,528 due on Thursday, September 5th [ 9 ]

STRICTLY CONFIDENTIAL III. Analysis of the Joint Proposal

STRICTLY CONFIDENTIAL

Analysis of the Joint Proposal

Annotated Stock Price – NYSE:NYNY

MOELIS & COMPANY

The chart below highlights Empire's stock price over the last 2-years and annotates key events



$35.00
$30.00
$25.00
$20.00
$15.0
$10.00
$5.00
$0.00
5-Aug-17
5-Feb-18
5-Aug-18
5-Feb-19
5-Aug-19
8-Feb-18: Resorts World Catskills (RWC) opened to the public
16-Jul-18: Press reports that RWC earned less than half of its first-year projections were published
25-Jul-19: Kien Huat, Empire's controlling stakeholder, announced his willingness to entertain an invitation from the Company to acquire all outstanding equity of the Company not already owned by him
+18.2%
20-Jun-19: New York Legislature approved the creation of a VLT gaming facility in Orange County, New York
19-Mar-18: Empire Resorts announced a delay of its 2017 10-K filing
$9.60
(59.1)%
14-Nov-18: Announced sports betting and online gaming strategic alliance with bet365
5-Aug-19: Kien Huat and Genting Malaysia offer to acquire all outstanding equity of Empire not owned by Kien Huat or its affiliates for a cash payment of $9.74 per share
Empire Resorts
S&P 500
Joint Offer Price

Source: Capital IQ as at 08/05/2019

[11]

STRICTLY CONFIDENTIAL Analysis of the Joint Proposal Illustrative Analysis at Various Prices Joint Offer of $9.744 Offer price ($ in millions, except per share data) Current $9.00 $9.50 $9.74 $10.00 $10.50 $11.00 $11.50 $12.00 Implied premiums / (discount) Unaffected share price (7/24/2019)¹ $9.58 (6.1%) (0.8%) 1.7% 4.4% 9.6% 14.8% 20.0% 25.3% Pre-offer prie (8/2/2019) $9.56 (5.9%) (0.6%) 1.9% 4.6% 9.8% 15.1% 20.3% 25.5% Current share price (8/5/2019) $9.60 (6.3%) (1.0%) 1.5% 4.2% 9.4% 14.6% 19.8% 25.0% 52 week high $16.96 (46.9%) (44.0%) (42.6%) (41.0%) (38.1%) (35.1%) (32.2%) (29.2%) 52 week low $6.31 42.6% 50.6% 54.4% 58.5% 66.4% 74.3% 82.3% 90.2% 1-month VWAP $10.26 (12.3%) (7.4%) (5.1%) (2.6%) 2.3% 7.2% 12.0% 16.9% 3-month VWAP $10.88 (17.3%) (12.7%) (10.5%) (8.1%) (3.5%) 1.1% 5.7% 10.3% 6-month VWAP $11.50 (21.7%) (17.4%) (15.3%) (13.0%) (8.7%) (4.3%) 0.0% 4.4% 12-month VWAP $11.07 (18.7%) (14.2%) (12.0%) (9.7%) (5.1%) (0.6%) 3.9% 8.4% (x) Total Fully Diluted Shares Outstanding 34.9 34.9 34.9 34.9 34.9 34.9 34.9 34.9 34.9 Implied Total Equity Value $333 $314 $331 $340 $349 $366 $383 $401 $418 (+) Debt² 554 554 554 554 554 554 554 554 554 (+) Capital Leases 75 75 75 75 75 75 75 75 75 (+) Preferred³ 75 75 75 75 75 75 75 75 75 (-) Cash & Equivalents (14) (14) (14) (14) (14) (14) (14) (14) (14) Implied Total Enterprise Value $1,024 $1,004 $1,022 $1,030 $1,039 $1,056 $1,074 $1,091 $1,109 Management Base Case Implied Multiples Metric TEV / 2020E EBITDA $17 60.3x 59.2x 60.2x 60.7x 61.2x 62.3x 63.3x 64.3x 65.3x TEV / 2021E EBITDA 20 51.8x 50.8x 51.7x 52.1x 52.6x 53.5x 54.3x 55.2x 56.1x Management Base Case + Management Contract Implied Multiples Metric TEV / 2020E EBITDA $29 35.6x 34.9x 35.5x 35.8x 36.1x 36.7x 37.3x 37.9x 38.5x TEV / 2021E EBITDA 33 31.4x 30.8x 31.4x 31.6x 31.9x 32.4x 33.0x 33.5x 34.0x Source: Capital IQ as at 08/05/2019, Management estimates received 08/01/2019 1. Date before the initial KH letter was made public 2. Debt as at 03/31/2019 [ 12 ] 3. Includes 44,528 shares of Series B Preferred Stock (liquidation value of $29) and 740 shares of Series F Preferred Stock (liquidation value of $100,000) 4. See slide 6 for more information on the offer

STRICTLY CONFIDENTIAL Analysis of the Joint Proposal Premiums Paid Analysis (1-Day) KH’s offer premium of 1.9% is below the 27.2% median premium paid in 2019 YTD S&P 500 Performance 40% 240% 35% Median Premium Paid: 29% 220% 35% 34% 33% 33% 33% 32% 32% 30% 200% 30% ) 28% 27% 100% to 25% 180% 25% Prior 25% 23% 24% dexed Day 160% n—(I 1 ce Paid 20% an m rm 140% erf o 15% P Premiu % 120% 500 S&P 10% % 100% 5% 80% 0% 60% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 YTD Source: Thomson One Note: Median premiums are based on the seller’s closing market price one day before the initial announcement. These calculations exclude negative premiums. All announced U.S. M&A deals with disclosed rank value, excluding minority stake purchases, share repurchases, spin-offs, withdrawn deals and deals with less than $100mm rank value. [ 13 ] Includes deals in the following industries: Materials, High Technology, Consumer Products & Services, Media & Entertainment, Retail, Industrials, Telecommunications, Energy & Power, Healthcare and Consumer Staples.

STRICTLY CONFIDENTIAL IV. Preliminary Overview of Cash Flow Scenarios

STRICTLY CONFIDENTIAL

Preliminary Overview of MOC Cash Flow Scenarios (FULLY CONSOLIDATED)
Summary Comparison of Empire Resorts' Projected Cash Position

MOELIS & COMPANY

($ in 000s)

MANAGEMENT BASE CASE – SERVICING TLA, TLB & REVOLVER OBLIGATIONS


Ending Cash Position (Excluding KH Commitment Draw)
Ending Cash Position (Including KH Commitment Draw)
$50,000
-
($50,000)
($100,000)
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Apr-20
($11,940)
($78,270)

MANAGEMENT BASE CASE – WITHOUT SERVICING TLA, TLB & REVOLVER OBLIGATIONS


$100,000
$50,000
-
($50,000)
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Apr-20
$42,042
($24,288)

MANAGEMENT BASE CASE + MANAGEMENT AGREEMENT – SERVICING TLA, TLB & REVOLVER OBLIGATIONS


Management Agreement Goes Into Effect
$50,000
-
($50,000)
($100,000)
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Apr-20
($8,366)
($74,696)

MANAGEMENT BASE CASE + MANAGEMENT AGREEMENT – WITHOUT SERVICING TLA, TLB & REVOLVER OBLIGATIONS


$100,000
$50,000
-
($50,000)
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Apr-20
$45,616
($20,714)

Source: Management estimates received 08/01/2019

[15]

STRICTLY CONFIDENTIAL A. Management Base Case

STRICTLY CONFIDENTIAL

Management Base Case

Overview of Management's Base Case Financial Projections

MOELIS & COMPANY

The below highlights Management's base case financial projections

SUMMARY OF FINANCIAL PLAN

	($ millions)	2019E	2020E	2021E	2022E	2023E
		Fiscal Year End December 31,				
A	Slot Machines	$155	$172	$181	$188	$194
	Tables	96	113	118	123	127
	Poker	5	5	6	6	6
B	Retail Sportsbook	3	7	8	10	12
	Gross Gaming Revenue	**$259**	**$297**	**$313**	**$327**	**$339**
	% Growth	*45.2%*	*15.0%*	*5.3%*	*4.4%*	*3.5%*
	Hotel	$14	$16	$17	$18	$18
	Other Non-Gaming	40	45	48	49	51
	Gross Non-Gaming Revenue	**$55**	**$61**	**$64**	**$67**	**$69**
	% Growth	*73.2%*	*12.1%*	*5.4%*	*4.0%*	*3.0%*
	Total Revenue	**$313**	**$359**	**$378**	**$394**	**$408**
	% Growth	*49.4%*	*14.5%*	*5.4%*	*4.3%*	*3.4%*
	(-) Comps	($78)	($88)	($93)	($97)	($100)
	Net Revenue	**$235**	**$270**	**$285**	**$297**	**$308**
	% Growth	*52.5%*	*14.9%*	*5.5%*	*4.4%*	*3.5%*
C	(-) Operating Expenses	(232)	(241)	(253)	(263)	(271)
	MOC EBITDA	**$4**	**$29**	**$32**	**$35**	**$37**
	% Growth	*NM*	*NM*	*11.0%*	*8.3%*	*6.6%*
	% Margin	*1.1%*	*8.1%*	*8.5%*	*8.8%*	*9.1%*
	(-) Corporate Overhead	($2)	($3)	($3)	($3)	($3)
	(+) Ground lease Adjustment	2	2	2	2	2
D	**Adjusted MOC EBITDA**	**$4**	**$29**	**$31**	**$34**	**$36**
	% Growth	*NM*	*NM*	*8.8%*	*7.9%*	*6.5%*
	% Margin	*1.2%*	*8.0%*	*8.3%*	*8.5%*	*8.8%*
	(-) MCR EBITDA	($3)	($3)	($3)	($3)	($3)
	(-) ERI Corportate Overhead	-	(9)	(9)	(9)	(9)
E	(+) Incremental Online Sportsbook EBITDA	-	-	1	15	26
	ERI EBITDA	**$0**	**$17**	**$20**	**$36**	**$49**
	% Growth	*NM*	*NM*	*16.5%*	*84.6%*	*35.5%*
	% Margin	*0.0%*	*4.7%*	*5.2%*	*9.3%*	*12.1%*
	KPIs					
	Win/Unit/Day	$246	$294	$309	$322	$332
	Win/Table/Day	3,704	4,358	4,589	4,772	4,916
	RevPAR	85	95	100	104	107

Source: Management estimates received 08/01/2019

COMMENTARY

(A) Top line growth is largely driven by an increase in slot machine and table gaming performance

- Combined slot and table revenue projected to grow 47% and 10% in 2019E and 2020E, respectively

(B) Meaningful Retail Sportsbook opportunity as revenues ramp to $12mm by 2023E

(C) Operating expenses include impacts of a possible Hotel Trades Commission (HTC) concession, as well as a salary and marketing reduction

(D) Adjusted MOC EBITDA accounts for the ground lease which adjusts for the delta between cash and accrual accounting for the land lease

- Adjusted MOC EBITDA is used for covenant testing

(E) Online Sportsbook projected to come online in January 2021E and set to contribute $15mm and $26mm in EBITDA in 2022E and 2023E, respectively

- Excludes impacts of VLT facility and downstate casino openings

| 17 |

STRICTLY CONFIDENTIAL

Management Base Case

Empire Resorts Cash Flow Profile – Servicing TLA, TLB & Revolver Obligations

MOELIS & COMPANY

PROJECTED CASH POSITION – EMPIRE RESORTS (FULLY CONSOLIDATED)


($ in 000s)
$40,000
$20,000
-
($20,000)
($40,000)
($60,000)
($80,000)
($100,000)
Ending Cash Position (Excluding KH Commitment Draw)
Ending Cash Position (Including KH Commitment Draw)
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Apr-20
($11,940)
($78,270)
Draw: $15mm
On or After Aug 15th
Draw: $37mm
On or After Nov 15th

CASH FLOW BUILD – EMPIRE RESORTS (FULLY CONSOLIDATED)

	Fiscal Year 2019E							Fiscal Year 2020E			
($ in 000s)	June	July	August	September	October	November	December	January	February	March	April
Adjusted EBITDA	**($287)**	**$4,490**	**$1,836**	**$1,036**	**$153**	**($477)**	**($549)**	**($251)**	**$461**	**$1,323**	**$841**
(-) Interest Expense[1]	(263)	(264)	(14,569)	(237)	(239)	(14,431)	(224)	(217)	(14,405)	(202)	(193)
(-) Δ NWC	-	-	-	-	-	-	-	-	-	-	-
(-) CapEx	(3,657)	(733)	(400)	(603)	(1,103)	(2,603)	(1,353)	(520)	(770)	(1,020)	(770)
(+/-) Other[2]	(3,200)	4,000	0	0	-	(6,972)	-	-	-	-	-
Operating Cash Flow	**($7,407)**	**$7,493**	**($13,133)**	**$196**	**($1,189)**	**($24,483)**	**($2,126)**	**($988)**	**($14,714)**	**$101**	**($121)**
(-) Debt Amortization[1]	(4,919)	(1,175)	(1,185)	(4,634)	(888)	(898)	(4,653)	(911)	(923)	(4,121)	(375)
Cash to Balance Sheet	**($12,325)**	**$6,318**	**($14,318)**	**($4,438)**	**($2,078)**	**($25,381)**	**($6,779)**	**($1,898)**	**($15,637)**	**($4,020)**	**($496)**
Cash											
Beginning Cash Position	$2,783	$5,308	$11,626	$12,158	$7,720	$5,643	$16,891	$10,112	$8,213	($7,424)	($11,443)
(+) Cash to Balance Sheet	(12,325)	6,318	(14,318)	(4,438)	(2,078)	(25,381)	(6,779)	(1,898)	(15,637)	(4,020)	(496)
Ending Cash Position (Pre-Draw)	**($9,542)**	**$11,626**	**($2,692)**	**$7,720**	**$5,643**	**($19,739)**	**$10,112**	**$8,213**	**($7,424)**	**($11,443)**	**($11,940)**
(+) KH Preferred Draw	15,000	-	15,000	-	-	37,000	-	-	-	-	-
(-) KH Preferred Funding Fee[3]	(150)	-	(150)	-	-	(370)	-	-	-	-	-
Ending Cash Position	**$5,308**	**$11,626**	**$12,158**	**$7,720**	**$5,643**	**$16,891**	**$10,112**	**$8,213**	**($7,424)**	**($11,443)**	**($11,940)**

Source: Project Bald Eagle Financial Model; financial projections and all underlying assumptions per Empire Resorts Management. Financial projections are subject to change by management
Note: Assumes Bangkok Bank Loan is refinanced without use of cash flow from the business; interest expense floating and subject to change with changes to LIBOR
1. Interest expense and amortization based on TLA, TLB, revolver, equipment loans and Bangkok Bank Loan. Interest expense based on average of beginning and ending loan balance
2. Other includes severance pay, NYGC commission rebates, cage cash and interest income
3. Commitment fee of 1% on amount drawn

[18]

STRICTLY CONFIDENTIAL

Management Base Case

Empire Resorts Cash Flow Profile – Without Servicing TLA, TLB & Revolver Obligations

MOELIS & COMPANY

PROJECTED CASH POSITION – EMPIRE RESORTS (FULLY CONSOLIDATED)


($ in 000s)
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
-
($10,000)
($20,000)
($30,000)
Ending Cash Position (Excluding KH Commitment Draw)
Ending Cash Position (Including KH Commitment Draw)
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Apr-20
$42,042
($24,288)
Draw: $15mm
On or After Aug 15th
Draw: $37mm
On or After Nov 15th

CASH FLOW BUILD – EMPIRE RESORTS (FULLY CONSOLIDATED)

	Fiscal Year 2019E							Fiscal Year 2020E			
($ in 000s)	June	July	August	September	October	November	December	January	February	March	April
Adjusted EBITDA	**($287)**	**$4,490**	**$1,836**	**$1,036**	**$153**	**($477)**	**($549)**	**($251)**	**$461**	**$1,323**	**$841**
(-) Interest Expense[1]	(263)	(264)	(254)	(237)	(239)	(224)	(224)	(217)	(196)	(202)	(193)
(-) Δ NWC	-	-	-	-	-	-	-	-	-	-	-
(-) CapEx	(3,657)	(733)	(400)	(603)	(1,103)	(2,603)	(1,353)	(520)	(770)	(1,020)	(770)
(+/-) Other[2]	(3,200)	4,000	0	0	-	(6,972)	-	-	-	-	-
Operating Cash Flow	**($7,407)**	**$7,493**	**$1,182**	**$196**	**($1,189)**	**($10,276)**	**($2,126)**	**($988)**	**($505)**	**$101**	**($121)**
(-) Debt Amortization[1]	(4,919)	(1,175)	(1,185)	(884)	(888)	(898)	(903)	(911)	(923)	(371)	(375)
Cash to Balance Sheet	**($12,325)**	**$6,318**	**($3)**	**($688)**	**($2,078)**	**($11,174)**	**($3,029)**	**($1,898)**	**($1,428)**	**($270)**	**($496)**
Cash											
Beginning Cash Position	$2,783	$5,308	$11,626	$26,473	$25,785	$23,707	$49,163	$46,134	$44,236	$42,808	$42,538
(+) Cash to Balance Sheet	(12,325)	6,318	(3)	(688)	(2,078)	(11,174)	(3,029)	(1,898)	(1,428)	(270)	(496)
Ending Cash Position (Pre-Draw)	**($9,542)**	**$11,626**	**$11,623**	**$25,785**	**$23,707**	**$12,533**	**$46,134**	**$44,236**	**$42,808**	**$42,538**	**$42,042**
(+) KH Preferred Draw	15,000	-	15,000	-	-	37,000	-	-	-	-	-
(-) KH Preferred Funding Fee[3]	(150)	-	(150)	-	-	(370)	-	-	-	-	-
Ending Cash Position	**$5,308**	**$11,626**	**$26,473**	**$25,785**	**$23,707**	**$49,163**	**$46,134**	**$44,236**	**$42,808**	**$42,538**	**$42,042**

Source: Project Bald Eagle Financial Model; financial projections and all underlying assumptions per Empire Resorts Management. Financial projections are subject to change by management

Note: Assumes Bangkok Bank Loan is refinanced without use of cash flow from the business; interest expense floating and subject to change with changes to LIBOR

1. Interest expense and amortization based on TLA, TLB, revolver, equipment loans and Bangkok Bank Loan. Interest expense based on average of beginning and ending loan balance
2. Other includes severance pay, NYGC commission rebates, cage cash and interest income
3. Commitment fee of 1% on amount drawn

[19]

STRICTLY CONFIDENTIAL B. Management Base Case + Management Agreement

STRICTLY CONFIDENTIAL

Management Base Case + Management Agreement

Management Based Case + Management Agreement Bridge

MOELIS & COMPANY

The below highlights the pro forma financial impact from the Management Agreement

SUMMARY OF FINANCIAL PLAN

	($ millions)	Fiscal Year End December 31, 2019E	2020E	2021E	2022E	2023E
A	Slot Machines	$155	$184	$193	$200	$206
	Tables	96	124	131	136	140
	Poker	5	5	6	6	6
	Retail Sportsbook	3	7	8	10	12
	Gross Gaming Revenue	**$259**	**$320**	**$337**	**$352**	**$364**
	% Growth	*NM*	*23.9%*	*5.3%*	*4.4%*	*3.5%*
	Hotel	$14	$16	$17	$18	$18
	Other Non-Gaming	40	45	48	49	51
	Gross Non-Gaming Revenue	**$55**	**$61**	**$64**	**$67**	**$69**
	% Growth	*877.9%*	*12.1%*	*5.4%*	*4.0%*	*3.0%*
	Total Revenue	**$313**	**$382**	**$402**	**$419**	**$433**
	% Growth	*NM*	*21.9%*	*5.3%*	*4.3%*	*3.4%*
B	(-) Comps	($78)	($93)	($97)	($101)	($104)
	Net Revenue	**$235**	**$289**	**$304**	**$318**	**$329**
	% Growth	*NM*	*22.9%*	*5.4%*	*4.4%*	*3.5%*
C	(-) Operating Expenses	(232)	(240)	(251)	(260)	(269)
	MOC EBITDA	**$4**	**$49**	**$54**	**$57**	**$60**
	% Growth	*NM*	*1,298.1%*	*9.6%*	*6.6%*	*5.2%*
	% Margin	*1.1%*	*12.9%*	*13.4%*	*13.7%*	*13.9%*
	(-) Corporate Overhead	($2)	($3)	($3)	($3)	($3)
	(+) Ground lease Adjustment	2	2	2	2	2
	Adjusted MOC EBITDA	**$4**	**$49**	**$53**	**$56**	**$59**
	% Growth	*NM*	*NM*	*8.3%*	*6.3%*	*5.1%*
	% Margin	*1.2%*	*12.8%*	*13.1%*	*13.4%*	*13.6%*
	(-) MCR EBITDA	($3)	($3)	($3)	($3)	($3)
	(-) ERI Corportate Overhead	-	(9)	(9)	(9)	(9)
	(+) Incremental Online Sportsbook EBITDA	-	-	1	15	26
D	(-) Management Agreement Payment	-	(8)	(9)	(9)	(10)
	ERI EBITDA	**$0**	**$29**	**$33**	**$50**	**$63**
	% Growth	*NM*	*NM*	*13.2%*	*52.6%*	*26.6%*
	% Margin	*0.0%*	*7.5%*	*8.1%*	*11.9%*	*14.5%*
	KPIs					
	Win/Unit/Day	$246	$313	$330	$343	$354
	Win/Table/Day	3,704	4,807	5,061	5,264	5,422
	RevPAR	85	95	100	104	107

Source: Management estimates received 08/01/2019

COMMENTARY

- Impacts to Management's base case scenario are based on an Management's estimates of a potential agreement with RWNY
- (A) Meaningful additional gross revenue throughout the projection period is generated from increased slot and table revenue
- (B) Management assumes significant gaming tax savings by shifting table and slot revenues from RWNY to RWC
- (C) Annual labor cost savings of $9-10mm from combined New York regional leadership and support departments
  - Labor cost savings include impacts of a possible HTC concession and salary reduction, while operating expenses include impacts from a marketing reduction
- (D) The Management Agreement includes a $8-10mm annual payment to RWNY for operating the venue
  - The payment is equal to 2% of net revenue + 5% of adjusted MOC EBITDA

[21]

STRICTLY CONFIDENTIAL

Management Base Case + Management Agreement

Empire Resorts Cash Flow Profile – Servicing TLA, TLB & Revolver Obligations

MOELIS & COMPANY

PROJECTED CASH POSITION – EMPIRE RESORTS (FULLY CONSOLIDATED)


($ in 000s)
$40,000
$20,000
-
($20,000)
($40,000)
($60,000)
($80,000)
Ending Cash Position (Excluding KH Commitment Draw)
Ending Cash Position (Including KH Commitment Draw)
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Apr-20
($8,366)
Draw: $15mm
On or After Aug 15th
Draw: $37mm
On or After Nov 15th
($74,696)

CASH FLOW BUILD – EMPIRE RESORTS (FULLY CONSOLIDATED)

	Fiscal Year 2019E							Fiscal Year 2020E			
($ in 000s)	June	July	August	September	October	November	December	January	February	March	April
Adjusted EBITDA	**($287)**	**$4,490**	**$1,836**	**$1,036**	**$153**	**($477)**	**($549)**	**$658**	**$1,358**	**$2,219**	**$1,713**
(-) Interest Expense[1]	(263)	(264)	(14,569)	(237)	(239)	(14,431)	(224)	(217)	(14,405)	(202)	(193)
(-) Δ NWC	-	-	-	-	-	-	-	-	-	-	-
(-) CapEx	(3,657)	(733)	(400)	(603)	(1,103)	(2,603)	(1,353)	(520)	(770)	(1,020)	(770)
(+/-) Other[2]	(3,200)	4,000	0	0	-	(6,972)	-	-	-	-	-
Operating Cash Flow	**($7,407)**	**$7,493**	**($13,133)**	**$196**	**($1,189)**	**($24,483)**	**($2,126)**	**($79)**	**($13,817)**	**$998**	**$750**
(-) Debt Amortization[1]	(4,919)	(1,175)	(1,185)	(4,634)	(888)	(898)	(4,653)	(911)	(923)	(4,121)	(375)
Cash to Balance Sheet	**($12,325)**	**$6,318**	**($14,318)**	**($4,438)**	**($2,078)**	**($25,381)**	**($6,779)**	**($990)**	**($14,740)**	**($3,123)**	**$375**
Cash											
Beginning Cash Position	$2,783	$5,308	$11,626	$12,158	$7,720	$5,643	$16,891	$10,112	$9,122	($5,618)	($8,741)
(+) Cash to Balance Sheet	(12,325)	6,318	(14,318)	(4,438)	(2,078)	(25,381)	(6,779)	(990)	(14,740)	(3,123)	375
Ending Cash Position (Pre-Draw)	**($9,542)**	**$11,626**	**($2,692)**	**$7,720**	**$5,643**	**($19,739)**	**$10,112**	**$9,122**	**($5,618)**	**($8,741)**	**($8,366)**
(+) KH Preferred Draw	15,000	-	15,000	-	-	37,000	-	-	-	-	-
(-) KH Preferred Funding Fee[3]	(150)	-	(150)	-	-	(370)	-	-	-	-	-
Ending Cash Position	**$5,308**	**$11,626**	**$12,158**	**$7,720**	**$5,643**	**$16,891**	**$10,112**	**$9,122**	**($5,618)**	**($8,741)**	**($8,366)**

Source: Project Bald Eagle Financial Model; financial projections and all underlying assumptions per Empire Resorts Management. Financial projections are subject to change by management

Note: Assumes Bangkok Bank Loan is refinanced without use of cash flow from the business; interest expense floating and subject to change with changes to LIBOR

1. Interest expense and amortization based on TLA, TLB, revolver, equipment loans and Bangkok Bank Loan. Interest expense based on average of beginning and ending loan balance
2. Other includes severance pay, NYGC commission rebates, cage cash and interest income
3. Commitment fee of 1% on amount drawn

[22]

STRICTLY CONFIDENTIAL

Management Base Case + Management Agreement

Empire Resorts Cash Flow Profile – Without Servicing TLA, TLB & Revolver Obligations

MOELIS & COMPANY

PROJECTED CASH POSITION – EMPIRE RESORTS (FULLY CONSOLIDATED)



($ in 000s)
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
-
($10,000)
($20,000)
($30,000)
Ending Cash Position (Excluding KH Commitment Draw)
Ending Cash Position (Including KH Commitment Draw)
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Apr-20
$45,616
($20,714)
Draw: $15mm
On or After Aug 15th
Draw: $37mm
On or After Nov 15th

CASH FLOW BUILD – EMPIRE RESORTS (FULLY CONSOLIDATED)

	Fiscal Year 2019E							Fiscal Year 2020E			
($ in 000s)	June	July	August	September	October	November	December	January	February	March	April
Adjusted EBITDA	**($287)**	**$4,490**	**$1,836**	**$1,036**	**$153**	**($477)**	**($549)**	**$658**	**$1,358**	**$2,219**	**$1,713**
(-) Interest Expense[1]	(263)	(264)	(254)	(237)	(239)	(224)	(224)	(217)	(196)	(202)	(193)
(-) Δ NWC	-	-	-	-	-	-	-	-	-	-	-
(-) CapEx	(3,657)	(733)	(400)	(603)	(1,103)	(2,603)	(1,353)	(520)	(770)	(1,020)	(770)
(+/-) Other[2]	(3,200)	4,000	0	0	-	(6,972)	-	-	-	-	-
Operating Cash Flow	**($7,407)**	**$7,493**	**$1,182**	**$196**	**($1,189)**	**($10,276)**	**($2,126)**	**($79)**	**$393**	**$998**	**$750**
(-) Debt Amortization[1]	(4,919)	(1,175)	(1,185)	(884)	(888)	(898)	(903)	(911)	(923)	(371)	(375)
Cash to Balance Sheet	**($12,325)**	**$6,318**	**($3)**	**($688)**	**($2,078)**	**($11,174)**	**($3,029)**	**($990)**	**($531)**	**$627**	**$375**
Cash											
Beginning Cash Position	$2,783	$5,308	$11,626	$26,473	$25,785	$23,707	$49,163	$46,134	$45,144	$44,614	$45,241
(+) Cash to Balance Sheet	(12,325)	6,318	(3)	(688)	(2,078)	(11,174)	(3,029)	(990)	(531)	627	375
Ending Cash Position (Pre-Draw)	**($9,542)**	**$11,626**	**$11,623**	**$25,785**	**$23,707**	**$12,533**	**$46,134**	**$45,144**	**$44,614**	**$45,241**	**$45,616**
(+) KH Preferred Draw	15,000	-	15,000	-	-	37,000	-	-	-	-	-
(-) KH Preferred Funding Fee[3]	(150)	-	(150)	-	-	(370)	-	-	-	-	-
Ending Cash Position	**$5,308**	**$11,626**	**$26,473**	**$25,785**	**$23,707**	**$49,163**	**$46,134**	**$45,144**	**$44,614**	**$45,241**	**$45,616**

Source: Project Bald Eagle Financial Model; financial projections and all underlying assumptions per Empire Resorts Management. Financial projections are subject to change by management

Note: Assumes Bangkok Bank Loan is refinanced without use of cash flow from the business; interest expense floating and subject to change with changes to LIBOR

1. Interest expense and amortization based on TLA, TLB, revolver, equipment loans and Bangkok Bank Loan. Interest expense based on average of beginning and ending loan balance
2. Other includes severance pay, NYGC commission rebates, cage cash and interest income
3. Commitment fee of 1% on amount drawn

[23]

STRICTLY CONFIDENTIAL V. Conclusion

STRICTLY CONFIDENTIAL Conclusion 1ï,§ The Special Committee requires more time to negotiate with Kien Huat and Genting Malaysia (the “Acquirers”) 2ï,§ In order to obtain more time, MOC lenders will likely need to be satisfied in the interim through performance under the documentation with schedule payments and covenant default cures 3ï,§ The KH Commitment, which could be used to satisfy MOC lenders, is an asset of Empire, not an asset of MOC 4ï,§ Should the Special Committee decide to make the next interest payment and any required equity cure in order to facilitate negotiation with the Acquirers, it should require the Acquirers agree to certain provisions that ensure that Empire is no worse off for having made the contributions to MOC 3⁄4 This would have the added benefit of allowing Empire to defer certain costs related to preparation of bankruptcy filings until the next payment / covenant dates (in the event a transaction is not consummated) ï,§ If the Acquirers are unwilling to increase their funding commitments, the Special Committee should authorize its advisors to swiftly 5 prepare for a MOC bankruptcy filing, including: 3⁄4 Engaging in discussions with lenders (and their advisors) 3⁄4 Preparation of due diligence responses required by lenders 3⁄4 Legal document preparation for the filing itself 6ï,§ Additionally, it should be noted that even if additional time were not needed to negotiate with Kien Huat and Genting Malaysia, given the work done to-date, it is unlikely MOC would be in a position to file a pre-packaged (or pre-arranged) solution by November 27 when the next interest payment is due 3⁄4 As a result, a waiver by lenders to extend the time period to allow for an orderly filing will likely need to be obtained [ 25 ]

STRICTLY CONFIDENTIAL Appendix

STRICTLY CONFIDENTIAL A. Illustrative Timelines

STRICTLY CONFIDENTIAL M&A Process Timeline The below summarizes the M&A process timeline and related key dates Month: August September October Nov Action Week: 5 12 19 26 2 9 16 23 30 7 14 21 28 4 11 Discussion with the Acquirers regarding the Joint Offer & near-term liquidity alternatives Conversations with lenders (depending on response to near-term liquidity solution) Finalize Company forecast model / marketing materials Preparation Contact other potential 3rd party acquirers and gauge interest in a transaction Draft confidentiality agreement (“CA”) Begin preparing electronic data room Execute CA and distribute marketing materials / financial model Buyer Due Finalize electronic data room Diligence Provide electronic data room access to potential buyers etc. Prepare communication plan for employees, customers, Signing Negotiate with Acquirers and Execute definitive agreement Majority-of-the-minority (MoM) stockholder approval Prepare SEC materials SEC review 1 Negotiations Receive SEC approval Receive regulatory approvals KH Commitment drawdown u Aug-15 Q2 quarterly financial statements due u Aug-29 Interest payment ($14.3mm) u Aug-30 Dates Interest payment 5-day grace period u Sep-4 Key 10-Day window to exercise the “equity cure” for any financial covenant breach(es) ($10.7mm) u u Aug-31-Sep-9 Principal amortization paydown ($3.8mm) u Sep-30 Covenant testing date u Sep-30 [ 28 ] 1. Subject to any comments from the SEC

STRICTLY CONFIDENTIAL Restructuring Process Timeline – No Waiver The below summarizes the restructuring process timeline and related key dates Month: August September October Action Week: 5 12 19 26 2 9 16 23 30 7 14 21 28 Discussion with the Acquirers regarding the Joint Offer & near-term liquidity alternatives Begin contingency planning process: send diligence lists and precedent materials to key management personnel; complete venue analysis s Receive diligence from Company and draft First Day Papers e s c Pro Negotiate DIP and draft documentation Negotiate and draft RSA Target for complete set of draft first day papers Interview and Retain Noticing/Claims Agent (and local counsel, if necessary) Finalize First Day Papers, petitions, board resolutions, and related chapter 11 filing materials KH Commitment drawdown u Aug-15 Q2 quarterly financial statements due u Aug-29 Interest payment ($14.3mm) u Aug-30 s Date Interest payment 5-day grace period u Sep-4 10-Day window to exercise the “equity cure” for any financial covenant breach(es) ($10.7mm) u u Aug-31-Sep-9 Key Initiation of filing1 u Sep-2 Principal amortization paydown ($3.8mm) u Sep-30 Covenant testing date u Sep-30 Initial outside date Oct-31 u [ 29 ] 1. Assumes that no waiver would be granted

STRICTLY CONFIDENTIAL B. MOC Covenant Analysis

STRICTLY CONFIDENTIAL Key Covenants Analysis (Management Base Case) – MOC (Equity Cure) Under MOC’s credit agreement, the Company can provide an equity cure in order to meet MOC’s covenant testing obligations; alternatively, MOC could get a waiver via an affirmative vote of a majority of each of MOC’s term loan and revolver lenders 2019E 2020E ($ in 000s) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Key Dates: Full Opening Date Quarterly Casino Project EBITDA Casino Project EBITDA Quarterly ($3,717) $10,277 $1,971 $4,470 $7,592 $9,965 $6,687 Casino Project EBITDA for Covenant Calculation ($3,717) $6,560 $8,531 $13,001 $24,309 $23,998 $28,714 Credit Agreement EBITDA (Excluding Cure) Casino Project EBITDA for Covenant Calculation ($3,717) $6,560 $8,531 $13,001 $24,309 $23,998 $28,714 (+) Schedule 1.01B PF Add-Backs 108,448 77,463 39,436 — — Credit Agreement EBITDA (Excluding Cure) $104,731 $84,023 $47,967 $13,001 $24,309 $23,998 $28,714 Interest Expense for Covenant Calculations Quarterly Interest Expense¹ $14,435 $14,598 $14,555 $14,321 $14,227 $14,268 $14,143 Interest Expense for Covenant Calculations $57,740 $58,066 $58,118 $57,909 $57,701 $57,371 $56,960 Minimum Required EBITDA for Cure Interest Coverage Ratio Test Interest Expense for Covenant Calculation $57,740 $58,066 $58,118 $57,909 $57,701 $57,371 $56,960 (x) Interest Coverage Ratio 2.00x 2.00x 2.00x 2.00x 2.25x 2.25x 2.25x Minimum EBITDA Required $115,481 $116,133 $116,236 $115,819 $129,827 $129,086 $128,160 First Lien Coverage Ratio Test First Lien Debt Outstanding² $519,750 $516,000 $512,250 $508,500 $504,750 $501,000 $497,250 (/) First Lien Debt Leverage Ratio 5.25x 5.00x 5.00x 5.00x 5.00x 4.50x 4.50x Minimum EBITDA Required $99,000 $103,200 $102,450 $101,700 $100,950 $111,333 $110,500 Minimum Required EBITDA for Compliance $115,481 $116,133 $116,236 $115,819 $129,827 $129,086 $128,160 Equity Cure Required Minimum Required EBITDA for Compliance $115,481 $116,133 $116,236 $115,819 $129,827 $129,086 $128,160 (-) Credit Agreement EBITDA (Excluding Cure) (104,731) (84,023) (47,967) (13,001) (24,309) (23,998) (28,714) Theoretical Applicable Equity Cure Required for Compliance $10,749 $32,110 $68,269 $102,818 $105,518 $105,088 $99,446 Equity Cure Allowed in Period $10,749 $21,361 $36,159 -LTM Equity Cure Allowed for Covenant Compliance $10,749 $32,110 $68,269 $68,269 Compliance EBITDA Gap ——($34,549) Source: Project Bald Eagle Financial Model; financial projections and all underlying assumptions based on direct input from Empire Resorts Management and are subject to change by management [ 31 ] Note: Interest expense floating and subject to change with changes to LIBOR 1. Interest expense based on TLA, TLB, revolver and equipment loans. Interest expense based on average of beginning and ending loan balance 2. First lien debt comprises of the Revolving Credit and Term Loan Facility

STRICTLY CONFIDENTIAL C. KH / Genting Malaysia Offer Assumptions

STRICTLY CONFIDENTIAL Offer Assumptions In addition to the terms shown on page 6 of this presentation, Kien Huat & Genting Malaysia identified the below assumptions underlying their offer ï,§ 34,413,459 shares of Common Stock outstanding, of which 28,914,606 shares are owned by Kien Huat and are expected to COMMON STOCK remain outstanding following the Merger ï,§ 44,528 shares of Series B Preferred Stock outstanding PREFERRED STOCK ï,§ 740 shares of Series F Preferred Stock, par value $0.01 (the “Series F Preferred Stock”) all of which are owned by Kien Huat and are expected to remain outstanding following the Merger ï,§ Outstanding warrants to purchase (i) 60,000 shares of Common Stock at an exercise price of $81.50 per share and (ii) 133,334 WARRANTS shares of Common Stock at an exercise price of $30 per share (together, the “Warrants”) RSUs ï,§ 443,000 restricted stock units (“RSUs”) outstanding DEBT ï,§ The Company’s total indebtedness is less than $559,899,000 ï,§ Except for the Common Stock, the Series B Preferred Stock, Series F Preferred Stock, RSUs and the Warrants (which we OTHER expect would be cancelled upon the Merger), no other equity securities or rights to acquire equity securities of the Company are outstanding [ 33 ] Source: Kien Huat Joint Proposal Letter and Term Sheet (received August 5th 2019)

STRICTLY CONFIDENTIAL D. Term Loan Holders List

STRICTLY CONFIDENTIAL Term Loan Holders The below highlights MOC’s term loan holders as of January 2nd, 2019 Lender Commitment % of Total Cumulative % Soros Fund Management $71.7 16% 16% Goldentree Asset Management 60.0 13% 29% Fortress Investment Group 50.2 11% 41% Benefit St/Providence Partners 41.3 9% 50% Pennantpark Investment Advisors 40.0 9% 59% Beach Point Capital Management 36.0 8% 67% BDCA Advisors 27.0 6% 73% Wells Capital Management 22.8 5% 78% Ellington Management 17.8 4% 82% Bangkok Bank Public Co 19.9 4% 87% American Money Management 19.6 4% 91% CM Investment Partners 13.1 3% 94% Hayfin Capital Management 8.6 2% 96% Columbia Management 7.5 2% 98% Prudential GIM 4.0 1% 98% UBS Investment Bank 4.0 1% 99% Post Advisory Group 1.8 0% 100% MUFG Securities 1.0 0% 100% Credit Suisse 0.3 0% 100% Total $446.6 100% Source: Management, as of January 2nd, 2019 [ 35 ]

Project Bald Eagle Discussion Materials for the Special Committee of the Board of Directors of Empire Resorts, Inc. August 18, 2019

Table of Contents I. Executive Summary 3 II. Preliminary Financial Analysis of Empire 11

Disclaimer This presentation has been prepared by Moelis & Company LLC (“Moelis”) for exclusive use of the Special Committee of the Board of Directors of Empire Resorts Inc. (the “Company”) in considering the transaction described herein based on information provided by the Company and upon information from third party sources. Moelis has not assumed any responsibility for independently verifying the accuracy of such information, and disclaims any liability with respect to the information herein. In this presentation, Moelis, at the Company’s direction, has used certain projections, forecasts or other forward-looking statements with respect to the Company and/or other parties involved in the transaction which were provided to Moelis by the Company and/or such other parties and which Moelis has assumed, at the Company’s direction, were prepared based on the best available estimates and judgments of the management of the Company and/or such other parties as to the future performance of the Company and/or such other parties. This presentation is provided as of the date hereof and Moelis assumes no obligation to update it or correct any information herein. This presentation is solely for informational purposes. This presentation is not intended to provide the sole basis for any decision on any transaction and is not a recommendation with respect to any transaction. The recipient should make its own independent business decision based on all other information, advice and the recipient’s own judgment. This presentation is not an offer to sell or a solicitation of an offer to buy any business, security, option, commodity, future, loan or currency. It is not a commitment to underwrite any security, to loan any funds or to make any investment. Moelis does not offer tax, accounting, actuarial or legal advice. Absent Moelis’ prior written consent, this material, whether in whole or in part, may not be copied, photocopied, or duplicated in any form by any means, or redistributed. Moelis and its related investment banking entities provide mergers and acquisitions, recapitalization, restructuring, corporate finance and other financial advisory services to clients and affiliates of Moelis provide investment management services to clients. Personnel of Moelis or such affiliates may make statements or provide advice that is contrary to information included in this material. The proprietary interests of Moelis or its affiliates may conflict with your interests. In addition, Moelis and its affiliates and their personnel may from time to time have positions in or effect transactions in securities referred to in this material (or derivatives of such securities), or serve as a director of companies referred to in this presentation. Moelis and its affiliates may have advised, may seek to advise and may in the future advise or invest in companies referred to in this presentation. [ 2 ]

I. Executive Summary

Executive Summary

MOELIS & COMPANY

The following presentation is intended to provide the Special Committee (the "Special Committee") of the Board of Directors (the "Board") of Empire Resorts, Inc. ("Empire Resorts", "Empire" or the "Company") Moelis' perspectives on the proposal received from Kien Huat Realty III Limited ("Kien Huat") and Genting Malaysia Berhad ("Genting Malaysia") (the "Joint Proposal")

- On June 24th, 2019, Empire engaged Moelis & Company LLC ("Moelis") in connection with Project Bald Eagle to act as:
  - Exclusive financial advisor to the Special Committee in connection with a restructuring, related party M&A transaction and/or third party M&A transaction
  - Company's non-exclusive placement agent in connection with a Capital Transaction (as defined in the Moelis engagement letter dated June 25th, 2019)
- Following prior presentations by Moelis to the Board and the Special Committee, Empire's Management ("Management") team has continued to evaluate the near-term cash flows of the business
  - Based on the latest forecasts from Management provided to Moelis on August 14th, 2019 ("Management Case"), Montreign Operating Company, LLC ("MOC") will not be able to meet its financial obligations without the Company drawing on the Kien Huat 2018 Preferred Stock Commitment (the "KH Preferred") and contributing the proceeds of the draw to MOC
  - The KH Preferred was recently restructured, accelerating a portion of the draw into June in order to allow the Company to have the funds necessary to contribute to MOC for MOC to make certain interest, amortization and equity cure payments
- On July 25th, 2019, the Special Committee received a letter from Kien Huat which indicated its willingness to entertain an invitation from the Company to acquire all outstanding equity of the Company not already owned by Kien Huat
  - Kien Huat is Empire's largest shareholder, owning ~86% of the Company's outstanding common stock, when including common stock issuable upon conversion of its Series F Convertible Preferred Stock
  - The letter further indicated that Kien Huat did not intend to provide further equity or debt financing to the Company beyond its obligations under the KH Preferred while the Company remains a public company
- On August 5th, 2019, Empire received the Joint Proposal to acquire all outstanding equity of Empire not owned by Kien Huat or its affiliates in a merger for a cash payment of $9.74 per share of common stock (1.9% premium to the closing price as of August 2nd, 2019)
  - Prior to signing, at the instruction of the Special Committee, Moelis will make outbound solicitations to third-parties for indications of interest
  - As of the date of this presentation, Moelis has reached out to 19 parties and all parties that have responded have passed on the opportunity

The following presentation sets out Moelis' financial analysis for Empire based on the Management Case

[4]

Empire Resorts Cash Flow Profile

MOELIS & COMPANY

The tables below highlight the near-term financial projections of Empire Resorts

PROJECTED CASH POSITION – EMPIRE RESORTS

($ in 000s)



Ending Cash Position
$7,717
$3,281
$1,205
$12,456
$5,678
$3,463
($12,507)
($16,899)
($17,734)
($32,461)
($37,909)
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20

CASH FLOW BUILD – EMPIRE RESORTS

	Fiscal Year 2019E					Fiscal Year 2020E					
($ in 000s)	August	September	October	November	December	January	February	March	April	May	June
Adjusted EBITDA											
Adjusted MOC EBITDA	$2,809	$2,000	$1,122	$424	$432	$469	$1,163	$1,987	$1,538	$2,076	$3,062
MCR EBITDA	(226)	(261)	(214)	(205)	(268)	(249)	(249)	(249)	(249)	(249)	(249)
ERI EBITDA	(745)	(701)	(754)	(694)	(710)	(787)	(787)	(787)	(787)	(787)	(787)
Consolidated Adjusted ERI EBITDA	**$1,838**	**$1,038**	**$154**	**($475)**	**($547)**	**($567)**	**$127**	**$951**	**$502**	**$1,040**	**$2,026**
(-) Δ NWC	-	-	-	-	-	-	-	-	-	-	-
(-) CapEx	(400)	(603)	(1,103)	(2,603)	(1,353)	(520)	(770)	(1,020)	(770)	(870)	(3,157)
(+/-) Other[1]	0	0	-	(6,972)	-	-	-	-	-	-	-
Unlevered Free Cash Flow	**$1,438**	**$434**	**($949)**	**($10,050)**	**($1,901)**	**($1,087)**	**($643)**	**($69)**	**($268)**	**$170**	**($1,131)**
(-) Interest / Amortization Payments	($15,754)	($4,870)	($1,127)	($15,329)	($4,877)	($1,128)	($15,327)	($4,322)	($568)	($14,896)	($4,318)
Levered Free Cash Flow	**($14,316)**	**($4,436)**	**($2,076)**	**($25,380)**	**($6,778)**	**($2,215)**	**($15,970)**	**($4,391)**	**($836)**	**($14,726)**	**($5,449)**
Cash											
Beginning Cash Position	$7,183	$7,717	$3,281	$1,205	$12,456	$5,678	$3,463	($12,507)	($16,899)	($17,734)	($32,461)
(+/-) Levered Free Cash Flow	(14,316)	(4,436)	(2,076)	(25,380)	(6,778)	(2,215)	(15,970)	(4,391)	(836)	(14,726)	(5,449)
(+) KH Preferred Draw	15,000	-	-	37,000	-	-	-	-	-	-	-
(-) KH Preferred Funding Fee[2]	(150)	-	-	(370)	-	-	-	-	-	-	-
Ending Cash Position	**$7,717**	**$3,281**	**$1,205**	**$12,456**	**$5,678**	**$3,463**	**($12,507)**	**($16,899)**	**($17,734)**	**($32,461)**	**($37,909)**

Source: Management Case
1. Other includes severance pay, NYGC commission rebates, cage cash and interest income
2. Commitment fee of 1% on amount drawn

[5]

Overview of Key Dates Key dates regarding Project Bald Eagle are summarized below ï,§ November 14th, 2018 – Empire entered into a sportsbook and digital gaming collaboration agreement with Hillside (New York) LLC (“bet365”), an affiliate of bet365 Group Limited (Moelis was financial advisor to Empire) ï,§ March 12th, 2019 – Empire’s Board discussed industry trends, financial projections, preliminary observations on its capital structure and a conducted a preliminary overview of strategic options ï,§ March 12th, 2019—Empire’s Board discussed an illustrative OpCo / PropCo structure based on total capital required to reduce leverage to a sustainable level and exercise certain land purchase rights related to the EPR lease ï,§ April 10th, 2019 – Empire’s Board discussed an illustrative land lease analysis ï,§ May 7th, 2019 – Empire’s Board discussed total capital requirements and potential sources of capital to achieve a sustainable capital structure ï,§ June 20th, 2019 – New York Legislature approved the creation of a video lottery terminal (“VLT”) gaming facility in Orange County, New York, allowing Empire to operate a new VLT facility in Orange County, subject to certain statutory requirements ï,§ June 24th, 2019 – Empire announced the retention of Moelis & Company as its financial advisor to evaluate strategic alternatives for the Company as a whole. The Board also created the Special Committee to oversee the evaluation of strategic alternatives [ 6 ]

Overview of Key Dates (Cont’d) ï,§ June 25th, 2019 – The Special Committee discussed the Company’s liquidity and an overview of near-term key dates regarding the existing debt obligations of MOC ï,§ July 17th, 2019 – Gregg Polle and Ryan Eller, President & CEO, resigned from their positions as Empire Directors ï,§ July 25th, 2019 – The Special Committee received a letter from Kien Huat which indicated its willingness to entertain an invitation from the Company to acquire all outstanding equity of the Company not already owned by Kien Huat ï,§ August 5th, 2019 – The Special Committee received the Joint Proposal to acquire all outstanding equity of Empire not owned by Kien Huat or its affiliates in a merger for a cash payment of $9.74 per share of common stock (1.9% premium to the closing price as of August 2nd, 2019) ï,§ August 6th, 2019 – The Special Committee discussed the Company’s liquidity and the Joint Proposal ï,§ August 13th, 2019 – The Special Committee received an outline of proposed changes to capital commitments from Kien Huat and other key terms related to the Joint Proposal ï,§ August 14th, 2019 – Provided dataroom access to Cleary, Kien Huat and Genting Malaysia ï,§ Week of August 12th, 2019 – Empire’s Management team provided site tours and on-site diligence to Kien Huat and Genting Malaysia. Empire and its advisors had multiple telephonic diligence meetings with Genting Malaysia [ 7 ]

Transaction Overview The table below highlights the key terms of the Joint Proposal received on August 5th, 2019 ACQUIRERS ï,§ Kien Huat Realty III Limited ï,§ Genting Malaysia Berhad (through its subsidiary Genting (USA) Limited) (“Genting Malaysia”) ï,§ $9.74 per share in cash OFFER PRICE 3⁄4 Represents a premium of 1.9% to the closing price as of August 2nd, 2019 and a premium of 14.7% to the closing price as of August 15th, 2019 PRO FORMA ï,§ 51% by Kien Huat OWNERSHIP ï,§ 49% by Genting Malaysia REQUIRED ï,§ Approval by the Special Committee APPROVALS ï,§ Approval by holders of a majority of the votes represented by the outstanding shares of Common Stock and Series B Preferred Stock not owned by the Acquirers, or their affiliates and associates and executive management ï,§ (a) the completion of due diligence, including financial, legal, accounting, tax and business and operations diligence, with results satisfactory to the Acquirer in their sole discretion; [to be satisfied prior to signing] ï,§ (b) the negotiation and execution of mutually acceptable definitive transaction documentation; [to be satisfied prior to signing] CONDITIONS ï,§ (c) successfully obtaining all required or advisable regulatory approvals including, without limitation, any required approvals under the New York State Gaming Commission; ï,§ (d) satisfaction of any other applicable regulatory or stock exchange requirements; and ï,§ (e) such other terms and conditions as are usual and customary in comparable transactions FINANCING ï,§ Cash provided by Kien Huat and Genting Malaysia or their respective affiliated entities GO-SHOP1 ï,§ 10 business days to make outbound solicitations to third-parties ï,§ Acquirers have indicated they are not willing to sell any equity to a third-party and would not vote in favor of any OTHER alternative transactions Source: Kien Huat Joint Proposal Letter and Term Sheet (received August 5th, 2019) [ 8 ] 1 The Go-shop provision reflects the latest negotiated term since August 5th, 2019

Annotated Stock Price – NYSE:NYNY

MOELIS & COMPANY

The chart below highlights Empire's stock price over the last 2-years and annotates key events

PRE OFFER – TRADING PERFORMANCE



8-Feb-18: Resorts World Catskills (RWC) opened to the public
16-Jul-18: Press reports that RWC earned less than half of its first-year projections were published
25-Jul-19: Kien Huat, Empire's controlling stakeholder, announced his willingness to entertain an invitation from the Company to acquire all outstanding equity of the Company not already owned by him
19-Mar-18: Empire Resorts announced a delay of its 2017 10-K filing
20-Jun-19: NY Legislature approved creation of a VLT gaming facility in Orange County, NY
14-Nov-18: Announced sports betting and online gaming strategic alliance with bet365
5-Aug-19: Kien Huat and Genting Malaysia offer to acquire all outstanding equity of Empire not owned by Kien Huat or affiliates for a cash payment of $9.74 per share
+14.7%
(59.1)%
$9.60
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
5-Aug-17
5-Feb-18
5-Aug-18
5-Feb-19
5-Aug-19

POST OFFER – TRADING PERFORMANCE



Empire's stock has traded down 11.6% over last 9 days as a result of liquidity concerns and KH's comments around not intending to provide further equity or debt financing to the Company
$9.74
+0.1%
(11.6)%
$8.49
$10.50
$10.00
$9.50
$9.00
$8.50
$8.00
6-Aug-19
9-Aug-19
12-Aug-19
15-Aug-19

Empire Resorts — S&P 500 — Joint Proposal Price

Source: Capital IQ as at 08/15/2019

[9]

Illustrative Analysis at Various Prices

MOELIS & COMPANY

($ in millions, except per share data)		Current	Pre-offer	Unaffected	Joint Proposal[4]
		$8.49	$9.56	$9.58	$9.74
Implied premiums / (discount)					**Offer Price**
Unaffected share price (7/24/2019)[1]	$9.58	(11.4%)	(0.2%)	--	1.7%
Pre-offer price (8/2/2019)	$9.56	(11.2%)	--	0.2%	1.9%
Current share price (8/15/2019)	$8.49	--	12.6%	12.8%	14.7%
52 week high	$16.96	(49.9%)	(43.6%)	(43.5%)	(42.6%)
52 week low	$6.31	34.5%	51.5%	51.8%	54.4%
1-month VWAP	$9.58	(11.3%)	(0.2%)	0.0%	1.7%
3-month VWAP	$10.26	(17.3%)	(6.8%)	(6.6%)	(5.1%)
6-month VWAP	$11.29	(24.8%)	(15.3%)	(15.1%)	(13.7%)
12-month VWAP	$10.94	(22.4%)	(12.6%)	(12.4%)	(10.9%)
(x) Total Fully Diluted Shares Outstanding		34.9	34.9	34.9	34.9
Implied Total Equity Value		**$296**	**$334**	**$335**	**$340**
(+) Debt[2]		549	549	549	549
(+) Preferred[3]		75	75	75	75
(-) Cash & Equivalents[2]		(38)	(38)	(38)	(38)
Implied Total Enterprise Value		**$883**	**$920**	**$921**	**$926**
Management Case (Excluding Online Sports Betting)					
Implied Multiples	**Metric**				
TEV / 2020E EBITDA	$12.5	70.6x	73.6x	73.7x	74.1x
TEV / 2021E EBITDA	14.6	60.5x	63.1x	63.1x	63.5x
TEV / 2022E EBITDA	16.6	53.1x	55.3x	55.3x	55.7x
Management Case (Including Online Sports Betting)[5]					
Implied Multiples	**Metric**				
TEV / 2020E EBITDA	$12.5	70.6x	73.6x	73.7x	74.1x
TEV / 2021E EBITDA	15.1	58.5x	61.0x	61.0x	61.4x
TEV / 2022E EBITDA	31.6	27.9x	29.1x	29.1x	29.3x

Source: Capital IQ as at 08/15/2019, Management Case
1. Date before the initial KH letter was made public
2. Debt and Cash & Cash Equivalents (includes cage cash) as at 06/30/2019, per 10Q dated August 8, 2019
3. Includes 44,528 shares of Series B Preferred Stock (liquidation value of $29) and 740 shares of Series F Preferred Stock (liquidation value of $100,000)
4. See slide 8 for more information on the offer
5. Assumes online sports betting commences on January 1st, 2021. Projected to contribute $15mm, $26mm and $40mm of EBITDA in 2022E, 2023E and 2024E, respectively, and grow 1.0% thereafter

[10]

II. Preliminary Financial Analysis of Empire

Empire Financial Projection Assumptions

MOELIS & COMPANY

The following key assumptions by Empire Management were used in the financial analysis

FINANCIAL PROJECTIONS	▪ Empire Management provided consolidated five-year financial projections on August 14th, 2019 – 2019E assumes actuals from January to July and projections for August to December
GAMING	▪ Gross revenue growth is largely driven by an increase in slot machine and table game performance – Combined, slot and table revenue is projected to grow 48% and 14% in 2019E and 2020E, respectively
RETAIL SPORTSBOOK	▪ Empire's Management Case includes revenues from its retail sportsbook operations, commencing in August 2019 – $2.8mm of projected retail sportsbook revenue in 2019E, growing to $11.9mm in 2024E
ONLINE SPORTSBOOK	▪ Financial projections assume online sports betting commences January 1st, 2021 and will reach stabilized EBITDA in 2024E. Assumes 1.0% growth thereafter – Projected to contribute $15mm, $26mm and $40mm of EBITDA in 2022E , 2023E and 2024E, respectively – The assumed commencement is uncertain and may be delayed further than January 1st, 2021, subject to legislation and gaming regulations – Projections assume legislation provides for fully remote mobile registration[1]
EXPENSE REDUCTIONS	▪ Empire's financial projections assume expense reductions Management has implemented – Workforce reductions: Reflect a ~240 FTE headcount reduction, generating annual savings of ~$14mm, commencing in 2020E – Hotel Trades Commission: Concession as well as salary reductions, resulting in ~$10mm of savings, commencing in 2020E – Marketing savings: include impacts of a 10% reduction of marketing expenses, resulting in ~$3mm of annual savings, commencing in 2020E
GROUND LEASE	▪ Adjusted EBITDA includes a ground lease adjustment which accounts for the difference between the cash and accrual accounting methodology for MOC's land lease
OTHER	▪ Empire's Management Case excludes any impacts associated with the following : – Upside of potential Video Lottery Terminal (VLT) facility in Orange County – Downside of opening of potential Downstate casino(s) – Impact of potential management contract with RWNY

Source: Management Case
1 Fully remote mobile registration refers to regulation put in place that allows operators to sign up customers off-property (i.e., via internet, mobile web or mobile app)

[12]

Summary of Empire Financial Projections – Excluding Online Sports Betting Empire’s financial projections assume it will increase its Adjusted EBITDA from ($12mm) in 2019E to $19mm in 2024E, excluding the impact of online sports betting Fiscal Year End December 31, CAGR ($ millions) 2018A 2019E 2020E 2021E 2022E 2023E 2024E 19E-‘24E Net Revenue MOC $156 $232 $268 $283 $295 $306 $312 6.1% % Growth 48.9% 15.3% 5.5% 4.4% 3.5% 2.0% EBITDA Adjusted MOC¹ ($31) ($0) $25 $27 $30 $32 $32 NM Other² (8) (11) (12) (13) (13) (13) (13) 3.2% Adjusted EBITDA ($39) ($12) $12 $15 $17 $18 $19 NM % Growth NM NM 16.7% 14.0% 10.8% 1.8% % Margin³ (25.0%) (5.1%) 4.7% 5.2% 5.6% 6.0% 6.0% Capital Expenditures MOC 9 13 15 11 11 11 11 (3.7%) Other 1 0 0 0 0 0 0 - Total Capital Expenditures $11 $13 $15 $11 $11 $11 $11 (3.7%) % Margin 7.0% 5.6% 5.7% 3.8% 3.6% 3.5% 3.4% Source: Management Case [ 13 ] 1. Includes ground lease adjustment, possible HTC concession, possible salary reduction and possible marketing reduction 2. Includes Monticello Raceway EBITDA and Empire corporate overhead

Summary of Empire Financial Projections – Including Online Sports Betting

MOELIS & COMPANY

Empire's financial projections assume it will increase its Adjusted EBITDA from ($12mm) in 2019E to $59mm in 2024E, including the impact of online sports betting, assuming fully remote mobile registration[1]

		Fiscal Year End December 31,						CAGR
($ millions)	2018A	2019E	2020E	2021E	2022E	2023E	2024E	19E-'24E
Net Revenue								
MOC	**$156**	**$232**	**$268**	**$283**	**$295**	**$306**	**$312**	**6.1%**
% Growth		*48.9%*	*15.3%*	*5.5%*	*4.4%*	*3.5%*	*2.0%*	
EBITDA								
Adjusted MOC[2]	($31)	($0)	$25	$27	$30	$32	$32	NM
Other[3]	(8)	(11)	(12)	(13)	(13)	(13)	(13)	3.2%
Adjusted EBITDA	**($39)**	**($12)**	**$12**	**$15**	**$17**	**$18**	**$19**	***NM***
Online Sports Betting	-	-	-	1	15	26	40	NM
Total Adjusted EBITDA	**($39)**	**($12)**	**$12**	**$15**	**$32**	**$44**	**$59**	***NM***
% Growth		*NM*	*NM*	*20.7%*	*109.6%*	*40.5%*	*32.2%*	
% Margin[4]	*(25.0%)*	*(5.1%)*	*4.7%*	*5.2%*	*5.6%*	*6.0%*	*6.0%*	
Capital Expenditures								
MOC	9	13	15	11	11	11	11	(3.7%)
Other	1	0	0	0	0	0	0	-
Total Capital Expenditures	**$11**	**$13**	**$15**	**$11**	**$11**	**$11**	**$11**	**(3.7%)**
% Margin	*7.0%*	*5.6%*	*5.7%*	*3.8%*	*3.6%*	*3.5%*	*3.4%*	

Source: Management Case
1. Fully remote mobile registration refers to regulation put in place that allows operators to sign up customers off-property only per an approved marketing plan
2. Includes ground lease adjustment, possible HTC concession, possible salary reduction and possible marketing reduction
3. Includes Monticello Raceway EBITDA and Empire corporate overhead
4. EBITDA margin excludes online sports betting

[14]

Selected Publicly Traded Companies Analysis

MOELIS & COMPANY

Selected publicly traded companies analysis reflects implied enterprise value to EBITDA multiples based on public market trading multiples of companies deemed generally relevant by Moelis in certain respects to Empire

- **Moelis selected publicly traded companies based on the following criteria:**
  - U.S. Regional land-based gaming operators
  - Operators and owner/operators of gaming facilities in which the U.S. constitutes a significant portion of revenue and profitability
  - Domiciled in the U.S. and listed on a major U.S. exchange
  - Location of casino entertainment facilities and local market and regulatory conditions
  - Ownership versus leasing of underlying real estate (i.e. OpCos and PropCos)
  - Growth prospects and implementation around acquisitions
  - New openings impacting longer-term growth projections
- **Moelis also reviewed publicly traded casino operators with a national or international focus, but didn't use them to inform our reference ranges due to the following differences**
  - Scale and geographic diversity
  - Access to a larger and higher value customer database / rewards program
  - Growth prospects (e.g. Japan)
  - Large concentration of international revenue (e.g. Macau and Singapore)
- **Reference blended range of 7.0x – 9.0x 2020E EBITDA is most closely informed by the following:**
  - Moelis analyzed the range of the broader regional gaming universe despite some companies receiving premium valuations given scale, diversification and growth prospects
    - Moelis relied less on Monarch Casino & Resort as it is currently trading at a premium in anticipation of the new Black Hawk resort with an anticipated Q3/Q4 2019 opening
    - Moelis focused less on Twin River given its trading has been impacted by contract negotiations between Rhode Island Governor's Office and International Game Technology ("IGT") regarding the slot machines at its casinos
- **Empire's equity value is not reduced by the funding shortfall and near-term cash injection required to fund operations until RWC stabilizes**

[15]

Selected Publicly Traded Companies Analysis

MOELIS & COMPANY

Moelis analyzed U.S. regional gaming operators as they include publicly traded companies with greater similarities to Empire in certain respects

($ in millions, except per share data)

SELECTED PUBLICLY TRADED COMPANIES

($ in millions)	Stock Price	% Of	Enterprise	Equity	Revenue Growth		EBITDA(R) Margin[1]		EBITDA(R) Growth		TEV/EBITDA(R)[2]	
Company	8/15/2019	52-Wk High	Value	Value	2019E	2020E	2019E	2020E	2019E	2020E	2019E	2020E
U.S. Regional Gaming Operators												
Caesars Entertainment	$11.45	93.6%	$26,339	$9,801	(0.4%)	2.7%	27.3%	28.2%	(0.9%)	5.9%	11.1x	10.5x
Penn National Gaming	16.78	47.5%	13,048	1,977	1.0%	0.9%	30.0%	30.9%	6.4%	3.8%	7.9x	7.6x
Boyd Gaming	21.78	58.3%	7,123	2,483	27.6%	1.3%	26.9%	27.6%	23.2%	3.4%	7.9x	7.7x
Churchill Downs	116.74	88.0%	6,507	4,765	15.1%	1.6%	36.0%	36.9%	15.1%	4.2%	13.7x	13.1x
Eldorado Resorts	39.25	71.4%	6,304	3,104	(15.9%)	0.8%	26.7%	28.6%	3.1%	8.1%	9.9x	9.2x
Red Rock Resorts	17.98	53.7%	5,131	2,106	10.8%	5.7%	28.1%	30.6%	3.0%	14.9%	9.8x	8.5x
Twin River	21.44	63.1%	1,459	833	2.7%	4.7%	40.1%	38.8%	6.4%	1.2%	6.4x	6.3x
Golden Entertainment	12.56	42.3%	1,402	365	14.2%	2.8%	19.0%	19.7%	(3.9%)	6.9%	7.6x	7.1x
Monarch Casino & Resort	43.89	90.1%	938	832	6.8%	27.9%	26.0%	27.7%	10.3%	36.3%	14.0x	10.3x
High			**$26,339**	**$9,801**	**27.6%**	**27.9%**	**40.1%**	**38.8%**	**23.2%**	**36.3%**	**14.0x**	**13.1x**
Median			**6,304**	**2,106**	**6.8%**	**2.7%**	**27.3%**	**28.6%**	**6.4%**	**5.9%**	**9.8x**	**8.5x**
Mean			**7,584**	**2,919**	**6.9%**	**5.4%**	**28.9%**	**29.9%**	**7.0%**	**9.4%**	**9.8x**	**8.9x**
Low			**938**	**365**	**(15.9%)**	**0.8%**	**19.0%**	**19.7%**	**(3.9%)**	**1.2%**	**6.4x**	**6.3x**
Empire Resorts	**$8.49**	**50.1%**	**$883**	**$296**	**48.9%**	**15.3%**	**NM**	**NM**	**NM**	**NM**	**NM**	**70.6x**

Source: Company filings, Capital IQ as of 8/15/2019, Management Case
1. Based on reported revenue for each company. Certain states have arrangements allowing properties to recognize revenue on a gross gaming revenue less commissions basis, which limits comparability
2. EBITDAR statistics shown for Caesars, Penn, Eldorado and Boyd; rent is capitalized based on the book value of capitalized lease obligations

[16]

DCF Analysis – Methodology and Assumptions

MOELIS & COMPANY

Discounted cash flow ("DCF") analysis reflects implied enterprise value range based on estimated present value of unlevered after-tax free cash flows projected by Empire and estimated present value of the terminal value

- Based on Empire's six year consolidated financial projections for 2019E to 2024E and analyzing the following scenarios:
  - Management Case (Excluding Online Sports Betting)
  - Management Case (Including Online Sports Betting)
    - Assumes online sports betting commences on January 1, 2021
- Unlevered after-tax free cash flows through 2024E and terminal value discounted to 9/30/2019, using mid-year discounting convention and utilizing discount rate range of **8.5%** to **10.0%** derived from WACC calculation
  - Projections are on a calendar year basis
  - 9/30/2019 projected debt, preferred and cash balances provided by Management on August 16th, 2019
    - Cash balance is as of September 30th, 2019 except cage cash which assumes the same level of cage cash from June 30th, 2019 ($33 million)
  - Terminal year assumes D&A equal to capex
- Combined federal and state cash tax rate assumed to be **26.0%**, per Management guidance
- Terminal values at end of projected period based on **7.00x** to **9.00x** terminal year 2024E EBITDA
  - We believe a terminal multiple that is in-line with the 2020E multiples of the selected publicly traded companies is appropriate in the terminal year due to relatively minimal growth in existing markets

    <u>Management Case (Excluding Online Sports Betting)</u>
    - Implied perpetuity growth rate of **3.6% to 6.1%**
    - Terminal value represents approximately **89.8%** to **91.7%** of total DCF present value

    <u>Management Case (Including Online Sports Betting)</u>
    - Implied perpetuity growth rate of **(0.5%) to 2.8%**
    - Terminal value represents approximately **81.7%** to **85.2%** of total DCF present value
- Moelis performed a present value analysis on Empire's Net Operating Losses ("NOLs") provided by management and the output of such analysis was added to the DCF valuation
  - Management provided NOL data which includes ~$299MM Federal NOL balance and ~$249MM state NOL balance as of 12/31/2018
  - Due to the highly levered position of Empire, we utilized Empire's cost of equity to calculate the discount rate range to value the tax benefits of the NOLs
  - There is no assumed NOL usage under the non-sports betting scenario given Management's view on long term taxable income

[17]

Discounted Cash Flow Analysis – Excluding Online Sports Betting ($ in millions, except per share data) UNLEVERED FREE CASH FLOWS ILLUSTRATIVE CALCULATIONS ($ in millions) Low High Q4 Fiscal Year Ended December 31, Terminal Discount Rate 10.00% 8.50% ($ in millions) 2019E 2020E 2021E 2022E 2023E 2024E Year Terminal Year Adjusted EBITDA¹ $19 $19 Adjusted EBITDA ($1) $12 $15 $17 $18 $19 $19 Terminal Value Multiple 7.0x 9.0x % Growth NM 16.7% 14.0% 10.8% 1.8% Terminal Value $131 $169 (-) D&A (12) (49) (52) (53) (33) (32) (11) Implied Perpetuity Growth Rate 5.0% 4.7% EBIT ($13) ($37) ($37) ($37) ($14) ($14) $8 Present Value of Terminal Value $81 $111 (-) Income Taxes — — — (2) Sum of PV of Unlevered FCF 9 10 Income Tax Rate 26.0% 26.0% 26.0% 26.0% 26.0% 26.0% 26.0% Enterprise Value $90 $121 Terminal Value as % of TEV 89.8% 91.7% Tax-Affected EBIT ($13) ($37) ($37) ($37) ($14) ($14) $6 (+) D&A 12 49 52 53 33 32 11 (-) Debt (9/30/19) ($545) ($545) (-) Preferred (9/30/19) (90) (90) (-) Change in NWC — — ——(+) Cash (9/30/19)1 37 37 (-) Capital Expenditures (5) (15) (11) (11) (11) (11) (11) Equity Value ($509) ($478) Unlevered Free Cash Flow ($6) ($3) $4 $6 $8 $8 $6 (÷) Fully-diluted Shares Outstanding 34.9 34.9 Implied Share Price ($14.58) ($13.68) SENSITIVITY ANALYSES TOTAL EQUITY VALUE IMPLIED PERPETUITY GROWTH RATES Terminal EBITDA Multiples Terminal EBITDA Multiples ####### 7.00x 7.50x 8.00x 8.50x 9.00x 6.1% 7.00x 7.50x 8.00x 8.50x 9.00x 8.500% ($502) ($496) ($490) ($484) ($478) 8.500% 3.6% 3.9% 4.2% 4.5% 4.7% 8.875% ($504) ($498) ($492) ($486) ($480) 8.875% 4.0% 4.3% 4.6% 4.8% 5.0% CC CC WA 9.250% ($506) ($500) ($494) ($488) ($482) WA 9.250% 4.3% 4.6% 4.9% 5.2% 5.4% 9.625% ($507) ($502) ($496) ($490) ($484) 9.625% 4.7% 5.0% 5.3% 5.5% 5.7% 10.000% ($509) ($503) ($498) ($492) ($486) 10.000% 5.0% 5.3% 5.6% 5.9% 6.1% Source: Management Case Note: Balance sheet include projected figures as of September 30th, 2019 1. Cash balance is projected as of September 30th, 2019, except cage cash which assumes the same level of cage cash from June 30th, 2019 ($33 million). Cash balance does not account for KH [ 18 ] Preferred funding fee amount

Discounted Cash Flow Analysis – Including Online Sports Betting ($ in millions, except per share data) UNLEVERED FREE CASH FLOWS ILLUSTRATIVE CALCULATIONS ($ in millions) Low High Q4 Fiscal Year Ended December 31, Terminal Discount Rate 10.00% 8.50% ($ in millions) 2019E 2020E 2021E 2022E 2023E 2024E Year Terminal Year Adjusted EBITDA¹ $59 $59 Adjusted EBITDA ($1) $12 $15 $32 $44 $59 $59 Terminal Value Multiple 7.0x 9.0x % Growth NM 20.7% 109.6% 40.5% 32.2% Terminal Value $411 $529 (-) D&A (12) (49) (52) (53) (33) (32) (11) Implied Perpetuity Growth Rate 0.9% 1.4% EBIT ($13) ($37) ($37) ($22) $12 $26 $48 Present Value of Terminal Value $252 $348 (-) Income Taxes — — (3) (7) (12) Sum of PV of Unlevered FCF 57 60 Income Tax Rate 26.0% 26.0% 26.0% 26.0% 26.0% 26.0% 26.0% Enterprise Value $309 $408 Terminal Value as % of TEV 81.7% 85.2% Tax-Affected EBIT ($13) ($37) ($37) ($22) $9 $20 $36 (-) Debt (9/30/19) ($545) ($545) (+) D&A 12 49 52 53 33 32 11 (-) Preferred (9/30/19) (90) (90) (-) Change in NWC — — ——(+) Cash (9/30/19)1 37 37 (-) Capital Expenditures (5) (15) (11) (11) (11) (11) (11) Equity Value ($290) ($190) (÷) Fully-diluted Shares Outstanding 34.9 34.9 Unlevered Free Cash Flow ($6) ($3) $4 $21 $31 $41 $36 Implied Share Price ($8.30) ($5.45) SENSITIVITY ANALYSES TOTAL EQUITY VALUE IMPLIED PERPETUITY GROWTH RATES Terminal EBITDA Multiples Terminal EBITDA Multiples ####### 7.00x 7.50x 8.00x 8.50x 9.00x 2.8% 7.00x 7.50x 8.00x 8.50x 9.00x 8.500% ($268) ($248) ($229) ($210) ($190) 8.500% (0.5%) 0.1% 0.6% 1.0% 1.4% 8.875% ($274) ($255) ($236) ($217) ($197) 8.875% (0.1%) 0.4% 0.9% 1.4% 1.7% CC CC WA 9.250% ($279) ($260) ($242) ($223) ($204) WA 9.250% 0.2% 0.8% 1.3% 1.7% 2.1% 9.625% ($285) ($266) ($248) ($230) ($211) 9.625% 0.5% 1.1% 1.6% 2.0% 2.4% 10.000% ($290) ($272) ($254) ($236) ($218) 10.000% 0.9% 1.4% 1.9% 2.4% 2.8% Source: Management Case Note: Balance sheet include projected figures as of September 30th, 2019 1. Cash balance is projected as of September 30th, 2019, except cage cash which assumes the same level of cage cash from June 30th, 2019 ($33 million). Cash balance does not account for KH [ 19 ] Preferred funding fee amount

Illustrative NOL Analysis - Including Online Sports Betting

MOELIS & COMPANY

($ in millions)	Q4 2019E	2020E	2021E	2022E	2023E	2024E	2040E
	Empire Projections						
Adj. EBIT	**($12.6)**	**($36.5)**	**($36.8)**	**($21.6)**	**$11.7**	**$26.5**	**$26.5**
Federal NOL Schedule							
Beginning Balance	$299.2	$299.2	$299.2	$299.2	$299.2	$287.5	–
Gained / (Used)	–	–	–	–	(11.7)	(26.5)	–
Ending Balance	**$299.2**	**$299.2**	**$299.2**	**$299.2**	**$287.5**	**$261.0**	**–**
Tax Effected Benefit @ 21% Tax Rate	**–**	**–**	**–**	**–**	**$2.5**	**$5.6**	**–**
State NOL Schedule							
Beginning Balance	$249.5	$249.5	$249.5	$249.5	$249.5	$237.8	–
Gained / (Used)	–	–	–	–	(11.7)	(26.5)	–
Ending Balance	**$249.5**	**$249.5**	**$249.5**	**$249.5**	**$237.8**	**$211.3**	**–**
Tax Effected Benefit @ 5% Tax Rate	**–**	**–**	**–**	**–**	**$0.6**	**$1.3**	**–**
Newly Created NOLs							
Taxable Income Limitation[1]	–	–	–	–	$9.4	$21.2	$21.2
Beginning Balance	–	12.6	49.2	85.9	107.6	107.6	–
Gained	12.6	36.5	36.8	21.6	–	–	–
Used	–	–	–	–	–	–	–
Ending Balance	**$12.6**	**$49.2**	**$85.9**	**$107.6**	**$107.6**	**$107.6**	**–**
Tax Effected Benefit @ 26% Tax Rate	**–**	**–**	**–**	**–**	**–**	**–**	**–**

EMPIRE STANDALONE NOL SENSITIVITY

	Cost of Equity		
	9.6%	12.5%	14.7%
Flatline projection of 2024E Adj. EBIT	$37.7	$29.2	$24.5

ASSUMPTIONS

- Net operating losses valued utilizing Management Case projections dated August 14th, 2019 for 2019E to 2024E.
  - 2024E NOL usage is assumed throughout the projection period until there are no usable NOLs left to utilize
- Assumes ~$299MM federal NOL balance and ~$250MM state NOL balance per Management
- Assumes a federal tax rate of 21.0% and state tax rate of 5.0%, per Management
- Assumes a flatline projection of $26.5mm Adj. EBIT for 2024E to 2040E , and discounted at cost of equity range of 9.6% - 14.7% based on Empire's cost of equity

Source: Management Case
Note: Cash flows discounted to September 30th, 2019, using mid-year convention
1. NOLs created after 2017 subject to 80% limitation of taxable income; such NOLs used in years 2035E – 2037E

[20]

Valuation Summary – Equity Value

MOELIS & COMPANY

($ in millions)

The table below outlines value ranges for Empire based on Selected Publicly Traded Companies Analysis and DCF equity Analysis

- Moelis excluded precedent transaction analysis given there are limited comparable precedent transactions

EMPIRE EQUITY VALUE RANGE

		Equity Value	*Implied Share Price*
Selected Publicly Traded Companies Analysis[1]	▪ Based on 2020E EBITDA multiples of selected publicly traded gaming operators ▪ Multiple range of 7.0x – 9.0x 2020E Adjusted EBITDA of $12.5mm ▪ Empire's equity value is not reduced by the near-term cash injection required to fund operations until RWC stabilizes	($499) – ($474)	($14.28) – ($13.56)
DCF Analysis (Excluding Online Sports Betting)[2]	▪ Using mid-year discounting convention and utilizing a discount rate range of 8.5% to 10.0% derived from WACC calculation ▪ Terminal multiple based on multiples used in Selected Publicly Traded Companies Analysis ▪ Terminal multiple range of 7.0x – 9.0x terminal year EBITDA	($509) – ($478)	($14.58) – ($13.68)
DCF Analysis (Including Online Sports Betting)[2]	▪ Using mid-year discounting convention and utilizing a discount rate range of 8.5% to 10.0% derived from WACC calculation ▪ Terminal multiple based on multiples used in Selected Publicly Traded Companies Analysis ▪ Terminal multiple range of 7.0x – 9.0x terminal year EBITDA ▪ Includes NOL value based on NOL DCF analysis	($290) – ($190) Including NOLs[3]: ($261) – ($161)	($8.30) – ($5.45) Including NOLs[3]: ($7.47) – ($4.62)

The illustrative analysis results in <u>negative equity value</u> for the common shareholders

Source: Management Case

1 Balance sheet figures as of June 30, 2019. Cash and cash equivalents includes cage cash. Does not include $29 million of value from NOLs

2 Balance sheet include projected figures as of September 30th, 2019 except cage cash which assumes the same level of cage cash from June 30 ($33 million)

3 Includes $29 million of value from NOLs (see page 20 for more details)

[21]